Exhibit 99.1

ConforMIS Provides Business Update and Announces Third Quarter 2015 Financial Results Conference Call on November 2, 2015

BEDFORD, Mass., October 6, 2015 (GLOBE NEWSWIRE) —ConforMIS, Inc. (NASDAQ: CFMS) today announced that it has substantially completed its investigation of excess moisture and ethylene glycol residue on specific serial numbers of patient-specific instrumentation for its iUni, iDuo, iTotal CR and iTotal PS knee replacement product systems, which was previously announced by the company on August 31, 2015.  As part of the investigation, an independent testing laboratory determined that the ethylene glycol residue on the affected instrumentation posed no significant health hazard to patients and also found that no residue was present on any implants tested.  Based on the results of the investigation, ConforMIS believes that no monitoring of patients is necessary.

The results of ConforMIS’ investigation suggest that the affected instrumentation underwent the commonly used ethylene oxide sterilization process in the presence of excess water and, as a result, contained small amounts of ethylene glycol residue.  ConforMIS is in the process of completing final testing and implementing corrective actions, and expects to resume full production in October.

ConforMIS reaffirms its financial guidance provided on August 31, 2015, for total revenue for the full year 2015 in a range of $64 million to $66 million, representing year-over-year growth of 33% to 37% on a reported basis and 39% to 43% on a constant currency basis. This guidance range reflects an $8 million impact from the recalled products that were shipped and not used, the lower production capacity over the period of investigation and resolution and the potential commercial disruption.

ConforMIS will issue a news release after market-close on Monday, November 2, 2015, announcing its third quarter 2015 financial results. ConforMIS will host a conference call on Monday, November 2, 2015 at 4:30 p.m. Eastern Time to discuss its financial results for the third quarter ended September 30, 2015 and to provide additional business updates. The conference call will be hosted by Philipp Lang, MD, MBA, President and Chief Executive Officer, and Paul Weiner, Chief Financial Officer.  To participate in the conference call, please call 877-703-9876 (or 616-548-5612 for international) and use conference ID number: 50086744.

A live webcast of the conference call will also be available in the investor relations section of the company’s website at ir.conformis.com.  The online archive of the webcast will be available on the company’s website for 30 days.

About ConforMIS, Inc.

ConforMIS is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient’s unique anatomy.  ConforMIS offers a broad line of customized knee implants and pre-sterilized, single-use instruments delivered as a single kit to the hospital.  In recent clinical studies, ConforMIS iTotal demonstrated significant clinical benefits, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants.

ConforMIS owns or exclusively in-licenses approximately 470 issued patents and pending patent applications that cover customized implants and patient-specific instrumentation for all major joints.  For more information, visit www.conformis.com.

Constant Currency

The Company provides certain information regarding the Company’s current or projected financial results on a “constant currency basis.” This information estimates the impact of changes in foreign currency rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for ConforMIS, including statements about ConforMIS’s analysis of recent product complaints and the source of the potential contamination of it product systems, expectations regarding its manufacturing interruption, strategy, future operations, future financial position and results and expected market growth, including expectations regarding the potential impact and advantages of using customized implants, total revenue and revenue mix by product and geography, product gross margin and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. ConforMIS may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to its estimates regarding the expected scope of its recall, the duration of its manufacturing interruption, the impact of its manufacturing interruption on its financial results, potential market opportunity for its current and future products, its expectations regarding its sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent ConforMIS’s views as of the date hereof. ConforMIS anticipates that subsequent events and developments may cause ConforMIS’s views to change. However, while ConforMIS may elect to update these forward-looking statements at some point in the future, ConforMIS specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing ConforMIS’s views as of any date subsequent to the date hereof.

Contacts

Investor Contact:

Oksana Bradley

ir@conformis.com

(781) 374-5598